                     January 29, 2018

Dominion Energy Announces Fourth-Quarter and Full-Year 2017 Earnings

•	Full-year 2017 reported earnings of $4.93 per share
•	Full-year 2017 operating earnings of $3.60 per share
•	Company introduces 2018 operating earnings guidance of $3.80 to $4.25 per share

RICHMOND, Va. – Dominion Energy (NYSE: D) today announced unaudited reported earnings determined in accordance with Generally Accepted Accounting Principles (reported earnings) for the three months ended Dec. 31, 2017, of $1.4 billion ($2.25 per share) compared with earnings of $457 million ($0.73 per share) for the same period in 2016.

Operating earnings for the three months ended Dec. 31, 2017, were $585 million ($0.91 per share), compared to operating earnings of $618 million ($0.99 per share) for the same period in 2016.  Operating earnings are defined as reported earnings adjusted for certain items.

The principal difference between reported earnings and operating earnings for the quarter was a tax benefit associated with the Tax Cuts and Jobs Act enacted in December 2017.

Dominion Energy uses operating earnings as the primary performance measurement of its earnings guidance and results for public communications with analysts and investors.  Dominion Energy also uses operating earnings internally for budgeting, for reporting to the Board of Directors, for the company's incentive compensation plans and for its targeted dividend payouts and other purposes. Dominion Energy management believes operating earnings provide a more meaningful representation of the company's fundamental earnings power.

Thomas F. Farrell II, chairman, president and chief executive officer, said:

"We are very pleased with our record operational and safety performance for the year.  In addition, we achieved strong financial results for 2017 and reported operating earnings of $3.60 per share in the middle of our guidance range, despite weather that was significantly below normal.

"Construction of the 1,588-megawatt Greensville County combined cycle power station continues on time and on budget.   The project is approximately 73 percent complete and is expected to begin commercial operations in late 2018.

"We recently received a Limited Notice to Proceed from FERC for the Atlantic Coast Pipeline and the Supply Header Project which allows us to remain on schedule for completion of the projects in the second half of 2019.

"Cove Point Liquefaction construction is complete and we are in the final stages of commissioning.

"And finally, in December the Dominion Energy Board of Directors established a 2018 dividend of $3.34 per share, subject to quarterly determination and declaration, that represented a 10 percent year-over-year increase."

Full-year 2017 Reported and Operating Earnings Compared to 2016
Reported earnings in 2017 were $1.0 billion higher than full-year reported earnings in 2016.  Business segment results and detailed descriptions of items included in 2017 and 2016 reported earnings but excluded from operating earnings can be found on schedules 1, 2, and 3 of this release.

Operating earnings, in 2017, decreased $58 million as compared to full-year 2016 operating earnings.   The decrease is primarily attributable to milder weather in our regulated service territory, a step down in solar investment tax credits, a second Millstone refueling outage and a reduction of Cove Point import contract revenues.  Factors offsetting the decrease include growth in our regulated gas and electric businesses, the addition of Dominion Energy Questar and lower operating expenses.

Details of fourth-quarter and full-year 2017 operating earnings as compared to 2016 may be found on Schedule 4 of this release.

Operating Earnings Guidance
Dominion Energy expects 2018 operating earnings in the range of $3.80-$4.25 per share, compared to full-year 2017 operating earnings of $3.60 per share.  Positive factors include a return to normal weather in our regulated service territories, one fewer Millstone refueling outage, revenues from Cove Point export contracts, and the benefit of a lower tax rate due to tax reform.  The company expects negative factors for the year to include a step down in solar investment tax credits as well as higher financing costs and share dilution.

First-quarter 2018 operating earnings are expected to be in the range of $0.95-$1.15 per share.

In providing its operating earnings guidance, the company notes that there could be differences between expected reported earnings and estimated operating earnings for matters such as, but not limited to, acquisitions, divestitures or changes in accounting principles. At this time, Dominion Energy management is not able to estimate the aggregate impact of these items on future period reported earnings.

Conference Call Today
The company will host its fourth-quarter earnings conference call at 10 a.m. ET on Monday, Jan. 29, 2018.  Management will discuss fourth-quarter and full-year 2017 financial results and other matters of interest to the financial community.

Domestic callers should dial (877) 410-5657.   International callers should dial (334) 323-9872.  The passcode for the conference call is "Dominion."  Participants should dial in 10 to 15 minutes prior to the scheduled start time.  Members of the media also are invited to listen.

A live webcast of the conference call, including accompanying slides, and other financial information will be available on the investor information pages at investors.dominionenergy.com.

A replay of the conference call will be available beginning about 1 p.m. ET Jan. 29 and lasting until 11 p.m. ET Feb. 5.  Domestic callers may access the recording by dialing (877) 919-4059.  International callers should dial (334) 323-0140.  The PIN for the replay is 72633771.  Additionally, a replay of the webcast will be available on the investor information pages by the end of the day Jan. 29.

Dominion Energy is one of the nation's largest producers and transporters of energy, with a portfolio of approximately 25,900 megawatts of electric generation, 14,800 miles of natural gas transmission, gathering and storage pipeline, and 6,600 miles of electric transmission lines. Dominion Energy operates one of the nation's largest natural gas storage systems with 1 trillion cubic feet of storage capacity and serves nearly 6 million utility and retail energy customers. For more information about Dominion Energy, visit the company's website at www.dominionenergy.com.

This release contains certain forward-looking statements, including forecasted operating earnings for first-quarter and full-year 2018 and beyond which are subject to various risks and uncertainties.  Factors that could cause actual results to differ include, but are not limited to: unusual weather conditions and their effect on energy sales to customers and energy commodity prices; extreme weather events and other natural disasters; federal, state and local legislative and regulatory developments; changes to federal, state and local environmental laws and regulations, including proposed carbon regulations; cost of environmental compliance; changes in enforcement practices of regulators relating to environmental standards and litigation exposure for remedial activities; capital market conditions, including the availability of credit and the ability to obtain financing on reasonable terms; fluctuations in interest rates; changes in rating agency requirements or credit ratings and their effect on availability and cost of capital; impacts of acquisitions, divestitures, transfers of assets by Dominion Energy to joint ventures or to Dominion Energy Midstream Partners, and retirements of assets based on asset portfolio reviews; the expected timing and likelihood of completion of the proposed acquisition of SCANA Corporation, including the ability to obtain the requisite approvals of SCANA's shareholders and timing, receipt and terms and conditions of  required regulatory approvals; receipt of approvals for, and timing of, closing dates for other acquisitions and divestitures; the execution of Dominion Energy Midstream Partners' growth strategy; changes in demand for Dominion Energy's services; additional competition in Dominion Energy's industries; changes to regulated rates collected by Dominion Energy; changes in operating, maintenance and construction costs; timing and receipt of regulatory approvals necessary for planned construction or expansion projects and compliance with conditions associated with such regulatory approvals; the inability to complete planned construction projects within time frames initially anticipated; and the ability of Dominion Energy Midstream Partners to negotiate, obtain necessary approvals and consummate acquisitions from Dominion Energy and third-parties, and the impacts of such acquisitions.   Other risk factors are detailed from time to time in Dominion Energy's and Dominion Energy Midstream Partners' quarterly reports on Form 10-Q or most recent annual report on Form 10-K filed with the Securities and Exchange Commission.
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CONTACTS: Media: Ryan Frazier, (804) 819-2521 or C.Ryan.Frazier@dominionenergy.com
       Financial analysts: Steven Ridge, (804) 929-6865 or Steven.D.Ridge@dominionenergy.com

Dominion Energy, Inc. Consolidated Statements of Income * Unaudited (GAAP Based) (millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016

Operating Revenue	$ 3,210	$ 3,086	$ 12,586	$ 11,737
Operating Expenses
Electric fuel and other energy-related purchases	590	542	2,301	2,333
Purchased (excess) electric capacity	14	(8)	6	99
Purchased gas	260	207	701	459
Other operations and maintenance	709	931	2,875	3,064
Depreciation, depletion and amortization	484	447	1,905	1,559
Other taxes	149	148	668	596
Total operating expenses	2,206	2,267	8,456	8,110

Income from operations	1,004	819	4,130	3,627

Other income	(84)	61	165	250
Interest and related charges	300	295	1,205	1,010
Income from continuing operations including noncontrolling
interests before income tax expense (benefit)	620	585	3,090	2,867

Income tax expense (benefit)	(850)	94	(167)	655

Income from continuing operations including
noncontrolling interests	1,470	491	3,257	2,212

Noncontrolling interests	21	34	121	89

Net Income attributable to Dominion Energy	$ 1,449	$ 457	$ 3,136	$ 2,123

Reported earnings per common share - diluted	$ 2.25	$ 0.73	$ 4.93	$ 3.44

Average shares outstanding, diluted	643.9	627.1	636.0	617.1

* The notes contained in Dominion Energy's most recent quarterly report on Form 10-Q or annual report on Form 10-K are an integral part of the Consolidated Financial Statements.

	Schedule 1 - Segment Reported and Operating Earnings

	Preliminary, Unaudited
	(millions, except earnings per share)	Three months ended December 31,
		2017	2016	Change

	REPORTED EARNINGS [1]	$ 1,449	$ 457	$ 992

	Pre-tax loss (income) [2]	207	256	(49)
	Income tax [2]	(1,071)	(95)	(976)
	Adjustments to reported earnings	(864)	161	(1,025)

	OPERATING EARNINGS	$ 585	$ 618	$ (33)
	By segment:
	Power Delivery[4]	141	121	20
	Power Generation[4]	311	331	(20)
	Gas Infrastructure[3,4]	285	243	42
	Corporate and Other	(152)	(77)	(75)
		$ 585	$ 618	$ (33)

	Earnings Per Share (EPS):
	REPORTED EARNINGS [1]	$ 2.25	$ 0.73	$ 1.52
	Adjustments to reported earnings (after tax)	(1.34)	0.26	(1.60)
	OPERATING EARNINGS	$ 0.91	$ 0.99	$ (0.08)
	By segment:
	Power Delivery	0.22	0.19	0.03
	Power Generation	0.48	0.53	(0.05)
	Gas Infrastructure[3]	0.44	0.39	0.05
	Corporate and Other	(0.23)	(0.12)	(0.11)
		$ 0.91	$ 0.99	$ (0.08)

	Common Shares Outstanding (average, diluted)	643.9	627.1

	(millions, except earnings per share)	Twelve months ended December 31,
		2017	2016	Change

	REPORTED EARNINGS [1]	$ 3,136	$ 2,123	$ 1,013

	Pre-tax loss (income) [2]	235	359	(124)
	Income tax [2]	(1,082)	(135)	(947)
	Adjustments to reported earnings	(847)	224	(1,071)

	OPERATING EARNINGS	$ 2,289	$ 2,347	$ (58)
	By segment:
	Power Delivery	531	484	47
	Power Generation	1,181	1,397	(216)
	Gas Infrastructure[3]	898	726	172
	Corporate and Other	(321)	(260)	(61)
		$ 2,289	$ 2,347	$ (58)

	Earnings Per Share (EPS):
	REPORTED EARNINGS [1]	$ 4.93	$ 3.44	$ 1.49
	Adjustments to reported earnings (after tax)	(1.33)	0.36	(1.69)
	OPERATING EARNINGS	$ 3.60	$ 3.80	$ (0.20)
	By segment:
	Power Delivery	0.83	0.78	0.05
	Power Generation	1.86	2.26	(0.40)
	Gas Infrastructure[3]	1.41	1.18	0.23
	Corporate and Other	(0.50)	(0.42)	(0.08)
		$ 3.60	$ 3.80	$ (0.20)

	Common Shares Outstanding (average, diluted)	636.0	617.1

1)	Determined in accordance with Generally Accepted Accounting Principles (GAAP).
2)
Adjustments to reported earnings are included in Corporate and Other segment reported GAAP earnings.  Refer to Schedules 2 and 3 for details, or find "GAAP Reconciliation" in the Earnings Release Kit on Dominion Energy's website at www.dominionenergy.com/investors.

3)	Includes Dominion Energy Questar effective September 2016.
4)
In connection with its corporate rebranding, Dominion Energy changed the names of its principal operating segments to Power Delivery, Power Generation and Gas Infrastructure from Dominion Virginia Power, Dominion Generation and Dominion Energy, respectively.

Schedule 2 - Reconciliation of 2017 Operating Earnings to Reported Earnings

2017 Earnings (Twelve months ended December 31, 2017)

The  $235 million pre-tax net effect of the adjustments included in 2017 reported earnings, but excluded from operating earnings, is primarily related to the following items:

•	$158 million of impairment charges associated with our equity method investments in wind-powered generation facilities.
•	$72 million of transaction and transition costs, primarily associated with the Dominion Energy Questar combination.
•	$46 million net gain related to our investments in nuclear decommissioning trust funds.

The Tax Cuts and Jobs Act, enacted in December 2017, reduced the corporate income tax rate from 35% to 21%.  Dominion Energy recognized $988 million of tax benefits resulting from the re-measurement of deferred income taxes to the new corporate income tax rate.

(millions, except per share amounts)	1Q17	2Q17	3Q17	4Q17	YTD 2017	[2]
Reported earnings	$632	$390	$665	$1,449	$3,136
Adjustments to reported earnings [1]:
Pre-tax loss (income)	(31)	47	12	207	235
Income tax	10	(16)	(5)	(1,071)	(1,082)
	(21)	31	7	(864)	(847)
Operating earnings	$611	$421	$672	$585	$2,289
Common shares outstanding (average, diluted)	628.1	629.2	642.5	643.9	636.0
Reported earnings per share	$1.01	$0.62	$1.03	$2.25	$4.93
Adjustments to reported earnings (after-tax)	(0.04)	0.05	0.01	(1.34)	(1.33)
Operating earnings per share	$0.97	$0.67	$1.04	$0.91	$3.60

1) Adjustments to reported earnings are reflected in the following table:
	1Q17	2Q17	3Q17	4Q17	YTD 2017
Pre-tax loss (income):
Impairments of equity method investments				158	158
Merger-related transaction & transition costs	3	20	16	33	72
Net gain on NDT funds	(34)	(3)	(4)	(5)	(46)
Other		30		21	51

	($31)	$47	$12	$207	$235
Income tax expense (benefit):
Tax effect of above adjustments to reported earnings *	10	(16)	(5)	(83)	(94)
Re-measurement of Deferred Tax Balances **				(988)	(988)

	$10	($16)	($5)	($1,071)	($1,082)

* Income taxes for individual pre-tax items include current and deferred taxes using a transactional effective tax rate.  For interim reporting purposes, such amounts may be adjusted in connection with the calculation of the Company's year-to-date income tax provision based on its estimated  annual effective tax rate.

** The Tax Cuts and Jobs Act reduced the corporate income tax rate from 35% to 21%, effective 1/1/2018.  Deferred taxes are required to be measured at the enacted rate in effect when they are expected to reverse.   As a result, deferred taxes were re-measured to the 21% rate.  For regulated entities, where the reduction in deferred taxes is expected to be recovered or refunded in future rates, the adjustment was recorded to a regulatory asset or liability instead of income tax expense.

2) YTD EPS may not equal sum of quarters due to share count differences

Schedule 3 - Reconciliation of 2016 Reported Earnings to Operating Earnings

2016 Earnings (Twelve months ended December 31, 2016)

The $359 million pre-tax net effect of the adjustments included in 2016 reported earnings, but excluded from operating earnings, is primarily related to the following items:

•
$197 million additional charge associated with the asset retirement obligations for ash ponds and landfills at certain utility generation facilities to comply with the EPA coal combustion residuals rule.

•	$74 million of transaction and transition costs associated with the Dominion Energy Questar combination, which was completed in September 2016.
•	$65 million charge associated with an organizational design initiative and primarily comprised of employee severance benefits.
•	$23 million of restoration costs associated with Hurricane Matthew affecting our electric utility service territories.

(millions, except per share amounts)	1Q16	2Q16	3Q16	4Q16	YTD 2016	[2]
Reported earnings	$524	$452	$690	$457	$2,123
Adjustments to reported earnings [1]:
Pre-tax loss (income)	67	(12)	48	256	359
Income tax	(19)	1	(22)	(95)	(135)
	48	(11)	26	161	224
Operating earnings	$572	$441	$716	$618	$2,347
Common shares outstanding (average, diluted)	598.2	617.0	626.0	627.1	617.1
Reported earnings per share	$0.88	$0.73	$1.10	$0.73	$3.44
Adjustments to reported earnings (after-tax)	0.08	(0.02)	0.04	0.26	0.36
Operating earnings per share	$0.96	$0.71	$1.14	$0.99	$3.80

1) Adjustments to reported earnings are reflected in the following table:
	1Q16	2Q16	3Q16	4Q16	YTD 2016
Pre-tax loss (income):
Future ash ponds and landfill closure costs				197	197
Questar transaction and transition costs	2	5	53	14	74
Organizational design initiative	70	(5)			65
Hurricane Matthew costs				23	23
Other items	(5)	(12)	(5)	22	0
	$67	($12)	$48	$256	$359
Income tax expense (benefit):
Tax effect of above adjustments to reported earnings *	(19)	1	(10)	(95)	(123)
Divestiture tax settlement			(12)		(12)
	($19)	$1	($22)	($95)	($135)

* Income taxes for individual pre-tax items include current and deferred taxes using a transactional effective tax rate.  For interim reporting purposes, such amounts may be adjusted in connection with the calculation of the Company's year-to-date income tax provision based on its estimated annual effective tax rate.

2) YTD EPS may not equal sum of quarters due to rounding or share count differences

Schedule 4 - Reconciliation of 2017 Earnings to 2016

Preliminary, Unaudited (millions, except EPS)	Three Months Ended December 31, 2017 vs. 2016 Increase / (Decrease)		Twelve Months Ended December 31, 2017 vs. 2016 Increase / (Decrease)

Reconciling Items	Amount	EPS	Amount	EPS

Change in reported earnings (GAAP)	$992	$1.52	$1,013	$1.49

Change in Pre-tax loss (income) [1]	(49)		(124)
Change in Income tax [1]	(976)		(947)
Adjustments to reported earnings	($1,025)	($1.60)	($1,071)	($1.69)

Change in consolidated operating earnings	($33)	($0.08)	($58)	($0.20)

Power Delivery
Regulated electric sales:
Weather	$5	$0.01	($14)	($0.02)
Other	3	0.01	15	0.02
FERC Transmission equity return	1	0.00	14	0.02
Storm damage and service restoration	(3)	(0.01)	14	0.02
Other	14	0.03	18	0.03
Share dilution	-	(0.01)	-	(0.02)
Change in contribution to operating earnings	$20	$0.03	$47	$0.05

Power Generation
Regulated electric sales:
Weather	$9	$0.01	($36)	($0.06)
Other	5	0.01	32	0.05
Merchant generation margin	(19)	(0.03)	(28)	(0.05)
Outage costs	(21)	(0.03)	(22)	(0.03)
Renewable energy investment tax credits	54	0.08	(133)	(0.21)
Depreciation	(9)	(0.01)	(46)	(0.07)
Electric capacity	(12)	(0.02)	58	0.09
Interest expense (project level solar)	(4)	(0.01)	(15)	(0.02)
Other	(23)	(0.04)	(26)	(0.04)
Share dilution	-	(0.01)	-	(0.06)
Change in contribution to operating earnings	($20)	($0.05)	($216)	($0.40)

Gas Infrastructure
Dominion Energy Questar combination[2]	$0	$0.00	$184	$0.30
Farmout transaction	6	0.01	13	0.02
Transportation and storage growth projects	8	0.01	29	0.04
Noncontrolling interests	(3)	(0.01)	(30)	(0.05)
Cove Point import contracts	(27)	(0.04)	(86)	(0.14)
Other	58	0.09	62	0.10
Share dilution	-	(0.01)	-	(0.04)
Change in contribution to operating earnings	$42	$0.05	$172	$0.23

Corporate and Other
Renewable energy investment tax credits	($90)	($0.14)	$0	$0.00
Interest expense and other	15	0.03	(61)	(0.08)
Change in contribution to operating earnings	($75)	($0.11)	($61)	($0.08)

Change in consolidated operating earnings	($33)	($0.08)	($58)	($0.20)

Change in adjustments included in reported earnings[1]	$1,025	$1.60	$1,071	$1.69

Change in consolidated reported earnings	$992	$1.52	$1,013	$1.49

1)	Adjustments to reported earnings are included in Corporate and Other segment reported GAAP earnings.
Refer to Schedules 2 and 3 for details, or find "GAAP Reconciliation" in the Earnings Release Kit on Dominion Energy's website at www.dominionenergy.com/investors.
2)	Excludes financing impact of Dominion Energy Questar combination.
Note: Figures may not add due to rounding